UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g)

OF THE SECURITIES EXCHANGE ACT OF 1934

SEMPRA ENERGY

(Exact name of registrant as specified in its charter)

California	33-0732627
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

488 8th Avenue	92101
(Address of principal executive offices)	(Zip Code)

Securities to be Registered Pursuant to Section 12(b) of the Act

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.75% Mandatory Convertible Preferred Stock, Series B	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-220257

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The descriptions of the 6.75% Mandatory Convertible Preferred Stock, Series B (the “Series B Preferred Stock”), of Sempra Energy, a California corporation (the “Registrant”), to be registered hereunder are contained in the section entitled “Description of Series B Mandatory Convertible Preferred Stock” in the Registrant’s prospectus supplement dated July 10, 2018 relating to the offering of 5,750,000 shares of the Series B Preferred Stock, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on July 12, 2018 and in the section entitled “Description of Capital Stock — Preferred Stock” in the accompanying prospectus dated January 2, 2018, and shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of Sempra Energy effective May 23, 2008 (incorporated by reference to Appendix B to the 2008 Sempra Energy Definitive Proxy Statement, filed on April 15, 2008).

3.2	Bylaws of Sempra Energy (as amended through December 15, 2015) (incorporated by reference to the Exhibit 3.1 to the Registrant’s Form 8-K filed on December 17, 2015).

3.3	Certificate of Determination of Preferences of 6% Mandatory Convertible Preferred Stock, Series A (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on January 9, 2018).

3.4	Certificate of Determination of Preferences of 6.75% Mandatory Convertible Preferred Stock, Series B (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on July 13, 2018).

4.1	Certificate of Determination of Preferences of 6% Mandatory Convertible Preferred Stock, Series A (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on January 9, 2018).

4.2	Certificate of Determination of Preferences of 6.75% Mandatory Convertible Preferred Stock, Series B (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on July 13, 2018).

4.3	Form of certificate representing the Registrant’s 6.75% Mandatory Convertible Preferred Stock, Series B (included as Exhibit A to Exhibit 3.4).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Sempra Energy

Dated: July 13, 2018	By:	/s/ Peter R. Wall
Peter R. Wall
Vice President, Controller and Chief Accounting Officer